Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Fourth Quarter and Fiscal 2017 Financial Results and Business Update

•	Execution under 20 MW Korean utility order with Korea Southern Power Company
•	Launched first MW-class renewable hydrogen project for transportation with Toyota
•	Finalized 7.4 MW utility project power purchase agreement to power a U.S. Navy base
•	Record backlog and project awards of $1.6 billion

DANBURY, CT – January 11, 2018 -- FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today reported financial results for its fourth quarter and fiscal year ended October 31, 2017 and key business highlights.

Financial Results

FuelCell Energy (the Company) reported total revenues for the fourth quarter of 2017 of $47.9 million, compared to $24.5 million for the fourth quarter of 2016, including:

•

Product sales totaled $39.9 million for the fourth quarter of 2017 compared to $8.4 million for the fourth quarter of 2016.  The increase primarily reflects partial deliveries under a 20 megawatt order to a South Korean construction company for a utility project to be owned by Korea Southern Power Company, with deliveries beginning in the fourth quarter of 2017 and concluding in the first quarter of 2018.

•

Service agreements and license revenue totaled $2.7 million for the fourth quarter of 2017 compared to $10.7 million for the fourth quarter of 2016.  The difference between the periods reflects the timing of scheduled module replacements under service agreements.

•

Generation revenue totaled $1.8 million for the fourth quarter of 2017 compared to $0.7 million for the fourth quarter of 2016.  The increase reflects the growth in the generation portfolio with 11.2 MW operating as of October 31, 2017.

•

Advanced technologies contract revenue totaled $3.5 million for the fourth quarter of 2017 compared to $4.7 million for the fourth quarter of 2016.  Revenue was lower for the fourth quarter of 2017, reflecting the timing of project milestones under existing contracts.

The gross profit generated in the fourth quarter of 2017 totaled $3.2 million and the gross margin for the fourth quarter of 2017 was 6.6 percent, compared to a gross loss of ($0.5) million incurred for the fourth quarter of 2016 and a gross margin of (1.9) percent for the fourth quarter of 2016.

Operating expenses for the fourth quarter of 2017 totaled $11.3 million, unchanged from the fourth quarter of 2016.  The increase in Administrative and selling expenses year-over-year reflected higher business development and professional fees, which were offset by lower Research and development expenses following the introduction of the 3.7 MW SureSource 4000 TM.

Net loss attributable to common stockholders for the fourth quarter of 2017 totaled $10.8 million, or $0.17 per basic and diluted share, compared to $13.7 million, or $0.41 per basic and diluted share, for the fourth quarter of 2016.

FuelCell Energy Third quarter 2017 Results	Page 2

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, a Non-GAAP measure) in the fourth quarter of 2017 totaled ($5.0) million.  Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA.  Capital spending was $1.9 million in the fourth quarter of 2017 and depreciation expense was $2.0 million, including depreciation of property, plant and equipment as well as Project assets.

Backlog and Project Awards

The Company had a contract backlog totaling approximately $554.2 million as of October 31, 2017 compared to $432.3 million as of October 31, 2016.

•

Services backlog totaled $182.3 million as of October 31, 2017 compared to $204.8 million as of October 31, 2016.  Services backlog includes future contracted revenue from routine maintenance and scheduled module exchanges for power plants under service agreements.

•

Generation backlog totaled $296.3 million as of October 31, 2017 compared to $142.5 million as of October 31, 2016.  Generation backlog represents future contracted energy sales under contracted power purchase agreements between the Company and the end-user of the power.  The previously announced 7.4 megawatt CMEEC/U.S. Navy project was added to Generation backlog during the fourth quarter of 2017.

•

Product sales backlog totaled $31.3 million as of October 31, 2017 compared to $24.9 million as of October 31, 2016. The increase relates to the 20 megawatt Korean utility order that the Company is currently executing on.

•	Advanced technologies contracts backlog totaled $44.3 million as of October 31, 2017 compared to $60.1 million as of October 31, 2016.

Backlog represents firm definitive agreements executed by the Company and our customers. Project awards referenced by the Company are notifications that the Company has been selected, typically through a competitive bidding process, to enter into definitive agreements. These awards have been publicly disclosed.  Negotiations are in process and if successfully completed, project awards will become backlog. Project awards that were not included in backlog as of October 31, 2017 include the 39.8 megawatt LIPA selections, the Toyota Hydrogen / BioMAT project, and the 20 year service agreement supporting the 20 megawatt Korean utility project. These awards in total represent approximately $1.05 billion of future revenue potential if ownership of the project is retained by the Company.

Cash, restricted cash and borrowing ability

Cash, cash equivalents, restricted cash and borrowing ability under the NRG Energy revolving project financing facility totaled $127.4 million as of October 31, 2017, including:

•	Total cash of $87.4 million, including $49.3 million of unrestricted cash and cash equivalents and $38.1 million of restricted cash.
•	$40.0 million of borrowing ability under the NRG Energy revolving project financing facility.

Project Assets

Long term project assets consists of projects developed by the Company that are structured with power purchase agreements (PPA), which generate recurring monthly Generation revenue and cash flow, as well as projects the Company is developing and expects to retain and operate.  Long term project assets totaled $73.0 million as of October 31, 2017, consisting of five projects totaling 11.2 megawatts plus costs incurred to date for an additional 19.5 megawatts of previously announced projects that are under various stages of construction.

FuelCell Energy Third quarter 2017 Results	Page 3

Business Highlights

•

Shipments begun in the fourth quarter of 2017 and completed in the first quarter of 2018 for the 20 megawatt Korean utility project to be owned by Korea Southern Power Company. Installation of this project is now in process. The Company will begin commissioning activities in the spring of 2018 and the plant is expected to be operational in late summer 2018.

•	Executed renewable distributed hydrogen agreement for transportation with Toyota.
•

PPA executed for 7.4 megawatt project in the fourth quarter of 2017 with Connecticut Municipal Electric Energy Cooperative (CMEEC) for the long-term supply of power to the U.S. Navy Submarine Base in Groton, Connecticut.

•

Connecticut Department of Energy and Environmental Protection issued a draft Request for Proposals (RFP) on December 15, 2017 for the procurement of clean energy with a focus on enhancing the reliability and resiliency of energy supply and in a manner that promotes in-state economic development. The Company expects to submit multiple proposals in response to this RFP.

•

The Company’s North American manufacturing plant building expansion was completed in December 2017. This will support cost reductions by consolidating facilities and enabling manufacturing efficiencies while positioning for future capacity expansion as backlog supports.

“We are well-positioned for delivering projects in 2018 supported by expanding backlog and announced project awards that exceed $1.6 billion,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy.  “We are continuing to pursue large projects on a global basis.”

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, January 11, 2018 to discuss the fourth quarter and fiscal 2017 results.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•

The live webcast of this call and supporting slide presentation will be available at www.fuelcellenergy.com.  To listen to the call, select ‘Investors’ on the home page, proceed to the ‘Events & presentations’ page and then click on the ‘Webcast’ link listed under the January 11th earnings call event listed, or click here.

•	Alternatively, participants can dial 647-689-4106 and state FuelCell Energy or the conference ID number 1498669.

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy

FuelCell Energy Third quarter 2017 Results	Page 4

prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development of, install, operate and maintain megawatt-scale fuel cell systems, serving utilities and industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader with environmentally responsible power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter @FuelCell_Energy

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy, Inc. Shawn Severson, EnergyTech Investor, LLC Office: 415.233.7094 ir@fce.com

Source: FuelCell Energy

# # # #

FuelCell Energy Third quarter 2017 Results	Page 5

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	October 31,	October 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$49,294	$84,187
Restricted cash and cash equivalents – short-term	4,628	9,437
Accounts receivable, net	68,521	24,593
Inventories	74,496	73,806
Other current assets	6,571	10,181
Total current assets	203,510	202,204

Restricted cash and cash equivalents – long-term	33,526	24,692
Project assets noncurrent	73,001	47,111
Property, plant and equipment, net	43,565	36,640
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	16,517	16,415
Total assets	$383,786	$340,729

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$28,281	$5,010
Accounts payable	42,616	18,475
Accrued liabilities	18,381	20,900
Deferred revenue	7,964	6,811
Preferred stock obligation of subsidiary	836	802
Total current liabilities	98,078	51,998

Long-term deferred revenue	18,915	20,974
Long-term preferred stock obligation of subsidiary	14,221	12,649
Long-term debt and other liabilities	63,759	80,855
Total liabilities	194,973	166,476
Redeemable preferred stock (liquidation preference of $64,020 at October 31, 2017 and October 31, 2016)	59,857	59,857
Redeemable Series C preferred stock (liquidation preference of $33,300 as of October 31, 2017)	27,700	-
Total Equity:
Stockholders’ equity Common stock ($0.0001 par value; 125,000,000 and 75,000,000 shares authorized at October 31, 2017 and October 31, 2016, respectively; 69,492,816 and 35,174,424 shares issued and outstanding at October 31, 2017 and October 31, 2016, respectively)	7	4
Additional paid-in capital	1,045,197	1,004,566
Accumulated deficit	(943,533)	(889,630)
Accumulated other comprehensive loss	(415)	(544)
Treasury stock, Common, at cost (88,861 and 21,527 shares at October 31, 2017 and October 31, 2016, respectively)	(280)	(179)
Deferred compensation	280	179
Total stockholders’ equity	101,256	114,396
Total liabilities and stockholders’ equity	$383,786	$340,729

FuelCell Energy Third quarter 2017 Results	Page 6

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	October 31,
	2017	2016
Revenues:
Product sales	$39,892	$8,385
Service agreements and license revenues	2,713	10,651
Generation revenues	1,824	734
Advanced technologies contract revenue	3,460	4,703
Total revenues	47,889	24,473

Costs of revenues:
Cost of product sales	38,318	10,227
Cost of service agreements and license revenues	2,407	11,065
Cost of generation revenues	1,167	68
Cost of advanced technologies contract revenues	2,833	3,581
Total cost of revenues	44,725	24,941

Gross profit (loss)	3,164	(468)

Operating expenses:
Administrative and selling expenses	7,119	6,211
Research and development expenses	4,226	5,126
Total operating expenses	11,345	11,337

Loss from operations	(8,181)	(11,805)

Interest expense	(2,315)	(1,758)
Other income, net	517	732

Loss before provision for income taxes	(9,979)	(12,831)

Provision for income taxes	-	(117)

Net loss	(9,979)	(12,948)

Net loss attributable to noncontrolling interest	-	86

Net loss attributable to FuelCell Energy, Inc.	(9,979)	(12,862)

Preferred stock dividends	(800)	(800)

Net loss to common stockholders	$(10,779)	$(13,662)

Net loss to common shareholders per share
Basic	$(0.17)	$(0.41)
Diluted	$(0.17)	$(0.41)

Weighted average shares outstanding
Basic	61,730,835	33,029,247
Diluted	61,730,835	33,029,247

FuelCell Energy Third quarter 2017 Results	Page 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Year Ended
	October 31,
	2017	2016
Revenues:
Product sales	$43,047	$62,563
Service agreements and license revenues	27,050	31,491
Generation revenues	7,233	1,267
Advanced technologies contract revenue	18,336	12,931
Total revenues	95,666	108,252

Costs of revenues:
Cost of product sales	49,843	63,474
Cost of service agreements and license revenues	25,285	32,592
Cost of generation revenues	5,076	664
Cost of advanced technologies contract revenues	12,728	11,879
Total cost of revenues	92,932	108,609

Gross profit (loss)	2,734	(357)

Operating expenses:
Administrative and selling expenses	25,916	25,150
Research and development expenses	20,398	20,846
Restructuring expense	1,355	-
Total operating expenses	47,669	45,996

Loss from operations	(44,935)	(46,353)

Interest expense	(9,171)	(4,958)
Other income, net	247	622

Loss before provision for income taxes	(53,859)	(50,689)

Provision for income taxes	(44)	(519)

Net loss	(53,903)	(51,208)

Net loss attributable to noncontrolling interest	-	251

Net loss attributable to FuelCell Energy, Inc.	(53,903)	(50,957)

Preferred stock dividends	(3,200)	(3,200)

Net loss to common shareholders	$(57,103)	$(54,157)

Net loss to common stockholders per share
Basic	$(1.14)	$(1.82)
Diluted	$(1.14)	$(1.82)

Weighted average shares outstanding
Basic	49,914,904	29,773,700
Diluted	49,914,904	29,773,700

FuelCell Energy Third quarter 2017 Results	Page 8

Non-GAAP Financial Measures

Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are alternate, non-GAAP measures of cash utilization by the Company.

These supplemental non-GAAP measures are provided to assist readers in determining operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of FuelCell Energy with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to FuelCell Energy, Inc., primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation and restructuring charges, which are considered either non-cash or non-recurring.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended October 31,		Year Ended October 31,
(Amounts in thousands)	2017	2016	2017	2016
Net loss attributable to FuelCell Energy, Inc.	$(9,979)	$(12,862)	$(53,903)	$(50,957)
Depreciation	2,016	1,366	8,518	4,949
(Benefit)/Provision for income taxes	-	117	44	519
Other (income)/expense, net(1)	(517)	(732)	(247)	(622)
Interest expense	2,315	1,758	9,171	4,958
EBITDA	$(6,165)	$(10,353)	$(36,417)	$(41,153)
Stock-based compensation expense	1,153	895	4,585	3,425
Restructuring expense	-	-	1,355	-
Adjusted EBITDA	$(5,012)	$(9,458)	$(30,477)	$(37,728)

(1)

Other (income)/expense, net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.